Exhibit 5.1
Sidley Austin Brown & Wood llp

beijing	Bank One Plaza	los angeles
brussels	10 S. Dearborn Street	new york
chicago	Chicago, Illinois 60603	san francisco
dallas	Telephone 312 853 7000	shanghai
geneva	Facsimile 312 853 7036	singapore
hong kong london	www.sidley.com	tokyo washington, d.c.
Founded 1866
September 22, 2005
West Corporation
11808 Miracle Hills Drive
Omaha, Nebraska 68154

Re:	West Corporation Registration Statement on Form S-3 (SEC File No. 333-127965) $150,000,000 Aggregate Principal Amount of Convertible Senior Notes and 13,000,000 Shares of Common Stock
Ladies and Gentlemen:
          We refer to the Registration Statement on Form S-3 (SEC File No. 333-127965) filed by West Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1 thereto being filed by the Company with the SEC under the Securities Act (as so amended, the “Registration Statement”), relating to the registration of (i) 13,000,000 shares of the Company’s Common Stock, par value $0.01 per share, held by Gary L. West and Mary E. West (the “Secondary Shares”), (ii) $150,000,000 aggregate principal amount of the Company’s convertible senior notes (the “Notes”) and (iii) the shares of the Company’s Common Stock, par value $0.01 per share (the “New Shares”), issuable upon conversion of the Notes. The Notes are to be issued under an Indenture (the “Indenture”) between the Company and a trustee (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement.
          We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Notes and the issuance of the New Shares upon conversion of the Notes and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this letter.
          Based on the foregoing, we are of the opinion that:
          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.
sidley austin brown & wood llp is a limited liability partnership practicing in affiliation with other sidley austin brown & wood partnerships

Sidley Austin Brown & Wood llp	Chicago
West Corporation
September 22, 2005

          2. The Notes will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Trustee; (ii) the Company’s Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Notes as contemplated by the Registration Statement and the Indenture; and (iii) the Notes shall have been duly executed and authenticated as provided in the Indenture and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.
          3. The New Shares issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture will be legally issued, fully paid and non-assessable when certificates representing the New Shares shall have been duly executed, countersigned and registered and duly delivered to the persons entitled thereto upon conversion of the Notes in accordance with the terms of the Indenture.
          4. Each Secondary Share has been legally issued and is fully paid and nonassessable.
          For the purposes of this letter, we have assumed that, (i) at the time of the issuance, sale and delivery of the Notes and the New Shares, the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (ii) at the time of the issuance, sale and delivery of the New Shares, the Company’s Certificate of Incorporation and By-Laws, as currently in effect, will not have been modified or amended and will be in full force and effect.
          We do not find it necessary for the purposes of this letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the sale of the Secondary Shares or the issuance or sale of the Notes or the New Shares.

Sidley Austin Brown & Wood llp	Chicago
West Corporation
September 22, 2005

          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

Very truly yours,

/s/ Sidley Austin Brown & Wood LLP